10f-3 Report

SALOMON BROTHERS INVESTMENT SERIES FUNDS

STRATEGIC BOND FUND

January 1, 2005 through June 30, 2005



Issuer

Las Vegas Sands Corp.
Tribal Gaming (Mohegan)
Levi
Chesapeake Energy Corp.

Trade Date

2/3/2005
2/3/2005
3/7/2005
4/13/2005

Selling Dealer

Goldman Sachs
Bank of America
Bank of America
Lehman Brothers

Price

$99.090
$100.000
$100.000
$99.070

Trade Amount

$125,000.00
$75,000.00
$25,000.00
$200,000.00

% Received by Fund

0.050%
0.050%
0.007%
0.033%

% of Issue(1)

16.000%(A)
13.333%(B)
3.684%(C)
3.333%(D)


(1) Represents purchases by all
    affiliated funds and discretionary accounts;
    may not exceed 25% of the principal amount of the offering.

A - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of $39,875,000.

B - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of $19,925,000.

C - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of $13,975,000.

D - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of $19,800,000.